      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2006

                                                    REGISTRATION NO. 333-_______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           BLUE DOLPHIN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     73-1268729
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002
                                 (713) 227-7660
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MICHAEL J. JACOBSON
                           BLUE DOLPHIN ENERGY COMPANY
                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002
                                 (713) 227-7660
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                                NICK D. NICHOLAS
                                 BRYAN K. BROWN
                              PORTER & HEDGES, LLP
                          1000 MAIN STREET, 36TH FLOOR
                            HOUSTON, TEXAS 77002-6336
                            TELEPHONE: (713) 226-6000
                               FAX: (713) 226-6237

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a registration statement to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                         PROPOSED
                                     PROPOSED MAXIMUM    MAXIMUM
TITLE OF EACH                            OFFERING       AGGREGATE    AMOUNT OF
CLASS OF SECURITIES     AMOUNT TO          PRICE         OFFERING  REGISTRATION
TO BE REGISTERED      BE REGISTERED   PER SHARE (2)     PRICE (3)       FEE
--------------------  -------------  ----------------  ----------  ------------
Common Stock, par
value $.01 per share   1,694,327(1)        $5.63       $9,539,062     $1,021

(1) Includes 32,572 shares of common stock issuable upon exercise of outstanding warrants. Pursuant to Rule 416 of the Securities Act, there is also being registered hereunder such indeterminate number of additional shares of common stock as may become issuable upon exercise of the warrants to prevent dilution resulting from stock splits, stock dividend or similar transactions.

(2) Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices for our common stock on May 9, 2006, as reported in the consolidated reporting system of the Nasdaq SmallCap Market.

(3)  Estimated solely for the purpose of calculating the registration fee.

                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 15, 2006

PROSPECTUS

                           BLUE DOLPHIN ENERGY COMPANY

                       (BLUE DOLPHIN ENERGY COMPANY LOGO)

                        1,694,327 SHARES OF COMMON STOCK

     This prospectus relates to the resale of 1,694,327 shares of our common stock by the selling stockholders identified in this prospectus on page 11. Of the shares offered, 1,661,899 shares are issued and outstanding and 32,438 shares are reserved for issuance upon the exercise of outstanding warrants. The selling stockholders may sell the shares of common stock described in this prospectus in public or private transactions, at prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders.

     We will not receive any of the proceeds from the sale of the shares by the selling stockholders. The selling stockholders will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will, in the ordinary course of business, receive proceeds from the issuance of shares upon exercise of the warrants described in this prospectus, unless such warrants are exercised on a cashless basis.

     We will pay the expenses of registration of the sale of shares. It is not possible at the present time to determine the price to the public in any sale of the shares by the selling stockholders and each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares. Accordingly, the public offering price, the amount of any applicable underwriting discounts and commissions and the net proceeds to the selling stockholders will be determined at the time of such sale by the selling stockholders.

     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "BDCO." On May 12, 2006, the closing sale price of our common stock was $5.57.

     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is __________, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY.......................................................     1
RISK FACTORS.............................................................     2
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS....................     9
WHERE YOU CAN FIND MORE INFORMATION......................................     9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................    10
USE OF PROCEEDS..........................................................    10
PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS...........................    10
SELLING STOCKHOLDERS.....................................................    11
PLAN OF DISTRIBUTION.....................................................    13
LEGAL MATTERS............................................................    15
EXPERTS..................................................................    15

                                   ----------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. The selling stockholders are offering to sell and seeking offers to buy shares of our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

                                   ----------

                               PROSPECTUS SUMMARY

     This summary highlights selected information described more fully elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that is important to you. We urge you to read the entire prospectus, including the documents incorporated by reference, before making an investment decision with respect to our securities. References in this prospectus to the terms "we," "us," "our" or other similar terms mean Blue Dolphin Energy Company and its subsidiaries.

                                   THE COMPANY

     Blue Dolphin Energy Company, a Delaware corporation formed in 1986, is a holding company and conducts substantially all of its operations through its subsidiaries. We conduct our business activities in two primary business segments: (i) pipeline transportation and related services for producer/shippers, and (ii) oil and gas exploration and production. Substantially all of our assets consist of equity interests in our subsidiaries. Our operating subsidiaries are:

     -    Blue Dolphin Pipe Line Company, a Delaware corporation;

     -    Blue Dolphin Petroleum Company, a Delaware corporation;

     -    Blue Dolphin Exploration Company, a Delaware corporation; and

     -    Blue Dolphin Services Co., a Texas corporation.

     Our principal executive office is located at 801 Travis, Suite 2100, Houston, Texas 77002, and our telephone number is (713) 227-7660.

                                  THE OFFERING

Common stock offered by the      Up to 1,694,327(1) shares of our common stock
selling stockholders

Use of Proceeds                  We will not receive any proceeds from the sale
                                 of shares of our common stock covered by this
                                 prospectus. We will receive proceeds from the
                                 exercise of the warrants described in this
                                 prospectus.

Risk Factors                     In analyzing an investment in our common stock
                                 offered by this prospectus, you should
                                 carefully consider the information set forth
                                 under "Risk Factors."

(1) Includes 32,438 shares of common stock issuable upon exercise of outstanding warrants. The number of shares of common stock that may be issued upon exercise of the warrants is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, the issuance of common stock or securities convertible into or exercisable for common stock at prices below certain thresholds or similar events.

We have reserved for issuance the shares of our common stock identified in this prospectus. Each of the above listed securities which are being sold by the selling stockholders were "restricted securities" under the Securities Act of 1933, as amended, or the "Securities Act," prior to this registration. The selling stockholders will determine if and when they will sell their shares and if they will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider each of the following risks and all of the information set forth or incorporated by reference in this prospectus before deciding to invest in our common stock. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations and the trading price of our common stock could be materially adversely affected and you may lose all or part of your investment.

RISK RELATED TO THE COMPANY AND ITS OPERATIONS

WE ARE PRIMARILY DEPENDENT ON REVENUES FROM OUR PIPELINE SYSTEMS AND OUR WORKING INTERESTS IN TWO OIL AND GAS PRODUCING PROPERTIES.

     Although revenues from oil and gas sales accounted for approximately 69.5% of our total revenues in 2005, as a result of our sale of substantially all of our proved oil and gas reserves in 2002 and the limited amount of reserves on properties we own interests in, we expect that our future revenues will be primarily dependent on the level of use of our pipeline systems. Various factors will influence the level of use of our pipeline systems including the success of drilling programs in the areas near our pipelines and our ability to attract new producer/shippers. There are various pipelines in and around our pipeline systems that we vigorously compete with to attract new producer/shippers to our pipeline systems. There can be no assurance that we will be successful in attracting new producer/shippers to our pipeline systems.

     Furthermore, the rate of production from oil and gas properties generally declines as reserves are depleted. Our working interests are in properties in the Gulf of Mexico where, generally, the rate of production declines more rapidly than in many other producing areas of the world. As the level of production from these properties declines our revenue from these interests will decrease. Unless we are able to replace this revenue, with revenue from interests in other oil and gas properties, increase the level of utilization of our pipelines or acquire other revenue generating assets at an acceptable cost, our revenues and cash flow from operations will decrease.

THE GEOGRAPHIC CONCENTRATION OF OUR ASSETS MAY HAVE A GREATER EFFECT ON US AS COMPARED TO OTHER COMPANIES.

     All of our assets are located in the Gulf of Mexico and the onshore gulf coast of Texas. Because our assets are not as diversified geographically as many of our competitors, our business is subject to local conditions more than other, more geographically diversified companies. Any regional events, including price fluctuations, natural disasters, and restrictive regulations, that increase costs, impacts the exploration and development of oil and gas in the Gulf of Mexico, reduce availability of equipment or supplies, reduce demand for oil and gas production may impact our business more than if our assets were geographically diversified.

IF WE ARE NOT ABLE TO GENERATE SUFFICIENT FUNDS FROM OUR OPERATIONS AND OTHER FINANCING SOURCES, WE MAY NOT BE ABLE TO FINANCE OUR OPERATIONS.

     We have historically needed substantial amounts of cash to fund our working capital requirements. Because we have experienced a negative working capital position in past years, we have been dependent on debt and equity financing to meet our working capital requirements that were not funded from operations.

     Low commodity prices, production problems, declines in production, disappointing drilling results and other factors beyond our control could reduce our funds from operations. As a result we may have to seek debt and equity financing to meet our working capital requirements. Furthermore, we have incurred losses in the past that may affect our ability to obtain financing. In addition, financing may not be available to us in the future on acceptable terms or at all. In the event additional capital is not available, we may be forced to sell some of our assets on unfavorable terms or an untimely basis.

WE FACE STRONG COMPETITION FROM LARGER COMPANIES THAT MAY NEGATIVELY AFFECT OUR ABILITY TO CARRY ON OPERATIONS.

     We operate in a highly competitive industry. Our competitors include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines and national and local gas gatherers, many of which possess greater financial and other resources than we do. Our ability to successfully compete in the marketplace is affected by many factors including:

     - most of our competitors have greater financial resources than we do, which gives them better access to capital to acquire assets; and

     - we often establish a higher standard for the minimum projected rate of return on invested capital than some of our competitors since we cannot afford to absorb certain risks, which we believe puts us at a competitive disadvantage in acquiring pipelines and oil and gas properties.

OIL AND GAS PRICES ARE VOLATILE AND A SUBSTANTIAL AND EXTENDED DECLINE IN THE PRICE OF OIL AND GAS WOULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     The tightening of natural gas supply and demand fundamentals has resulted in higher, but extremely volatile, natural gas prices, and this volatility in natural gas prices is expected to continue. Our revenues, profitability, operating cash flow and our potential for growth are largely dependent on prevailing oil and gas prices. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply and demand for oil and gas, uncertainties within the market and a variety of other factors beyond our control. These factors include:

     -    weather conditions in the United States;

     -    the condition of the United States economy;

     -    the actions of the Organization of Petroleum Exporting Countries;

     -    governmental regulation;

     -    political stability in the Middle East, South America and elsewhere;

     -    the foreign supply of oil and gas;

     -    the price of foreign imports; and

     -    the availability of alternate fuel sources.

     In addition, low or declining oil and gas prices could have collateral effects that could adversely affect us, including the following:

     - reducing the exploration for and development of oil and gas reserves held by third party companies around our pipeline systems;

     - increasing our dependence on external sources of capital to meet our cash needs; and

     -    generally impairing our ability to obtain needed capital.

RESERVE ESTIMATES DEPEND ON MANY ASSUMPTIONS THAT MAY PROVE TO BE INACCURATE. ANY MATERIAL INACCURACIES IN OUR RESERVE ESTIMATES OR UNDERLYING ASSUMPTIONS COULD CAUSE THE QUANTITIES AND NET PRESENT VALUE OF OUR RESERVES TO BE OVERSTATED.

     Estimating reserves of oil and gas is complex. The process relies on interpretations of available geologic, geophysics, engineering and production data. The extent, quality and reliability of this data can vary. The process also required certain economic assumptions, some of which are mandated by the Securities and Exchange Commission, or the SEC, such as oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

     -    the quality and quantity of available data;

     -    the interpretation of that data;

     -    the accuracy of various mandated economic assumptions; and

     -    the judgment of the persons preparing the estimate.

     Actual quantities of recoverable oil and gas reserves, future production, oil and gas prices, taxes, development expenditures and operating expenses most likely will vary from our estimates. Any significant variance could materially affect the quantities and net present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing oil and gas prices. Our reserves also may be susceptible to drainage by operators on adjacent properties.

     The present value of future net cash flows will most likely not equate to the current market value of our estimated proved oil and gas reserves. In accordance with SEC requirements, we base the estimated discounted future net cash flows from proved reserves on prices and costs in effect at December 31. Actual future prices and costs may be materially higher or lower than the prices and costs we used.

WE CANNOT CONTROL THE ACTIVITIES ON PROPERTIES WE DO NOT OPERATE.

     Currently, other companies operate or control the development of the oil and gas properties in which we have an interest. As a result, we depend on the operator of the wells or leases to properly conduct lease acquisition, drilling, completion and production operations. The failure of an operator, or the drilling contractors and other service providers selected by the operator to properly perform services, or an operator's failure to act in ways that are in our best interest, could adversely affect us, including the amount and timing of revenues, if any, we receive from our interests.

     We own and generally anticipate that we will typically continue to own substantially less than a 50% working interest in our prospects and will therefore engage in joint operations with other working interest owners. Since we own or control less than a majority of the working interest in a prospect, decisions affecting the prospect could be made by the owners of a majority of the working interest. For instance, if we are unwilling or unable to participate in the costs of operations approved by a majority of the working interests in a well, our working interest in the well (and possibly other wells on the prospect) will likely be subject to contractual "non-consent penalties." These penalties may include, for example, full or partial forfeiture of our interest in the well or a relinquishment of our interest in production from the well in favor of the participating working interest owners until the participating working interest owners have recovered a multiple of the costs which would have been borne by us if we had elected to participate, which often ranges from 400% to 600% of such costs.

WE HAVE PURSUED, AND INTEND TO CONTINUE TO PURSUE, ACQUISITIONS. OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE CANNOT EFFECTIVELY INTEGRATE ACQUIRED OPERATIONS.

     One of our business strategies has been to acquire operations and assets that are complementary to our existing businesses. Acquiring operations and assets involves financial, operational and legal risks. These risks include:

     - inadvertently becoming subject to liabilities of the acquired company that were unknown to us at the time of the acquisition, such as later asserted litigation matters or tax liabilities;

     - the difficulty of assimilating operations, systems and personnel of the acquired businesses; and

     -    maintaining uniform standards, controls, procedures and policies.

     Competition from other potential buyers could cause us to pay a higher price than we otherwise might have to pay and reduce our acquisition opportunities. We are often out-bid by larger, better capitalized companies for acquisition opportunities we pursue. Moreover, our past success in making acquisitions and in integrating acquired businesses does not necessarily mean we will be successful in making acquisitions and integrating businesses in the future.

OPERATING HAZARDS, INCLUDING THOSE PECULIAR TO THE MARINE ENVIRONMENT, MAY ADVERSELY AFFECT OUR ABILITY TO CONDUCT BUSINESS.

     Our operations are subject to inherent risks normally associated with those operations, such as:

     -    pipeline ruptures;

     - sudden violent expulsions of oil, gas and mud while drilling a well, commonly referred to as a blowout;

     - a cave in and collapse of the earth's structure surrounding a well, commonly referred to as cratering;

     -    explosions;

     -    fires;

     -    pollution; and

     -    other environmental risks.

     If any of these events were to occur, we could suffer substantial losses from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Our offshore operations are also subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions and more extensive governmental regulation. These regulations may, in certain circumstances, impose strict liability for pollution damage or result in the interruption or termination of operations.

LOSSES AND LIABILITIES FROM UNINSURED OR UNDERINSURED DRILLING AND OPERATING ACTIVITIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     We maintain several types of insurance to cover our operations, including maritime employer's liability and comprehensive general liability. Amounts over base coverages are provided by primary and excess umbrella liability policies with maximum limits of $25 million. We also maintain operator's extra expense coverage, which covers the control of drilled or producing wells as well as re-drilling expenses and pollution coverage for wells out of control.

     We may not be able to maintain adequate insurance in the future at rates we consider reasonable or losses may exceed the maximum limits under our insurance policies. In 2004, in connection with the implementation of certain cost saving measures, we cancelled the property insurance coverage on our pipelines. In 2005, we did not obtain property insurance coverage on our pipelines since we were not able to acquire the coverage at what we believed to be reasonable terms. If a significant event that is not fully insured or indemnified occurs, it could materially and adversely affect our financial condition and results of operations.

COMPLIANCE WITH ENVIRONMENTAL AND OTHER GOVERNMENT REGULATIONS COULD BE COSTLY AND COULD NEGATIVELY IMPACT OUR OPERATIONS.

     Our operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:

     - require the acquisition of a permit before operations can be commenced;

     - restrict the types, quantities and concentration of various substances that can be released into the environment from drilling and production activities;

     - limit or prohibit drilling and pipeline activities on certain lands lying within wilderness, wetlands and other protected areas;

     - require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and abandoning pipelines; and

     - impose substantial liabilities for pollution resulting from our operations.

     The recent trend toward stricter standards in environmental legislation and regulation is likely to continue. The enactment of stricter legislation or the adoption of stricter regulations could have a significant impact on our operating costs, as well as on the oil and gas industry in general.

     Our operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. We could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on our financial condition and results of operations. We maintain insurance coverage for our operations, including limited coverage for sudden and accidental environmental damages, but we do not believe that insurance coverage for all environmental damages that occur over time or complete coverage for sudden and accidental environmental damages is available at a reasonable cost. Accordingly, we may be subject to liability or may lose the privilege to continue exploration or production activities upon substantial portions of our properties if certain environmental damages occur.

     The Oil Pollution Act, or OPA, imposes a variety of regulations on "responsible parties" related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the OPA, could have a material adverse impact on us.

WE WILL BE SUBJECT TO THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT. IF WE ARE UNABLE TO TIMELY COMPLY WITH SECTION 404 OR IF THE COSTS RELATED TO COMPLIANCE ARE SIGNIFICANT, OUR PROFITABILITY, STOCK PRICE AND RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED.

     We will be required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ending December 31, 2007. Section 404 requires that we document and test our internal control over financial reporting and issue management's assessment of our internal control over financial reporting. Our principal financial and accounting officer resigned effective as of July 15, 2005. Although we have been able to fill the vacancy created by his resignation, we are a small company with limited financial resources and our finance and accounting staff is very limited. We have not started our review of our existing internal control structure and may need to hire additional personnel or consultants in connection with our review.

     We believe that the out-of-pocket and other additional costs, the diversion of management's attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant. If the time and costs associated with such compliance exceed our current expectations, our profitability could be affected.

     We cannot be certain at this time that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that we or our auditors will not identify material weaknesses in internal control over financial reporting. If we fail to satisfy the requirements of
Section 404 on a timely basis investors could lose confidence in our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR SECURITIES

OUR COMMON STOCK HAS BEEN SUBJECT TO DELISTING FROM NASDAQ IN THE PAST, AND MAY BE SUBJECT TO DELISTING FROM NASDAQ IN THE FUTURE.

     On February 16, 2005, we received a notice from Nasdaq indicating that our common stock did not meet the continued listing requirement for the Nasdaq SmallCap Market set forth in Nasdaq Marketplace Rule 4310(c)(4) because our common stock traded below the minimum bid price requirement of $1.00 for a period of 30 consecutive business days. On March 17, 2005, we received notice from Nasdaq confirming that we are in compliance with the $1.00 SmallCap minimum bid price requirement.

     Although we were able to regain compliance, because of the volatility in our common stock price, there can be no assurance that we will be able to maintain compliance in the future. During the past twelve months, the trading price of our common stock on the Nasdaq SmallCap Market ranged from $1.31 per share to $8.00 per share. While there are steps we can take to attempt to address this situation, including a reverse stock split or share repurchase, we cannot assure you that our stock will maintain such minimum bid price requirement or that we will be able to meet or maintain all of the Nasdaq SmallCap Market continued listing requirements in the future. If, in the future, our minimum bid price is again below $1.00 for 30 consecutive trading days, under the current Nasdaq Marketplace Rule 4310(c)(8)(D), we will have a period of 180 days to attain compliance by meeting the minimum bid price requirement for 10 consecutive days during the compliance period. There can be no assurance that we will be able to regain compliance in the future. If we are not able to regain compliance our common stock could be delisted or the market value of our common stock could fall and holders of our common stock will find it more difficult to sell their shares of our common stock.

THERE ARE NO ASSURANCES THAT WE CAN MAINTAIN OUR LISTING ON THE NASDAQ SMALLCAP MARKET AND THE FAILURE TO MAINTAIN LISTING COULD ADVERSELY AFFECT THE LIQUIDITY OF OUR COMMON STOCK.

     If we are unable to sustain compliance with all requirements for continued listing on the Nasdaq SmallCap Market, including Nasdaq's corporate governance requirements, our common stock will be delisted from the Nasdaq SmallCap Market. If our common stock is delisted from the Nasdaq SmallCap Market, the trading of our common stock is likely to be conducted on the OTC Bulletin Board. The delisting of our common stock from the Nasdaq SmallCap Market will result in decreased liquidity of our outstanding shares of common stock and a resulting inability of our stockholders to sell our common stock or obtain accurate quotations as to their market value, which would reduce the price at which our shares trade. The delisting of our common stock could also deter broker-dealers from making a market in or otherwise generating interest in our common stock and would adversely affect our ability to attract investors in our common stock. Furthermore, our ability to raise capital would be severely impaired. As a result of these factors, the value of the common stock would decline significantly, and our stockholders could lose some or all of their investment.

SUBSTANTIAL SALES OF OUR COMMON STOCK BY THE SELLING STOCKHOLDERS OR US COULD CAUSE OUR STOCK PRICE TO DECLINE AND ISSUANCES BY US MAY DILUTE YOUR OWNERSHIP INTEREST IN OUR COMPANY.

     The 1,694,327 shares covered by this prospectus represents approximately 14.5% of our outstanding common stock on a fully diluted basis. We are unable to predict the amount or timing of sales by the selling stockholders of our common stock. Any sales of substantial amounts of our common stock in the public market by the selling stockholders or us, or the perception that these sales might occur, could lower the market price of our common stock. Further, if we issue additional equity securities to raise additional capital, your ownership interest in our company may be diluted and the value of your investment may be reduced.

THERE IS A LIMITED TRADING MARKET FOR OUR COMMON STOCK.

     Our common stock is traded on the Nasdaq SmallCap Market. Despite an unusually high volume recently, the trading volume for our common stock has historically been low. Daily trading volume for our common stock, as reported by the Nasdaq SmallCap Market for fiscal year 2005, ranged from a low of 18,700 shares to a high of 9,064,481 shares, with an average daily volume of approximately 487,500 shares. Despite the increase in the number of shares of common stock to be publicly held as a result of the exercise of outstanding warrants, or should additional equity be issued, we cannot assure you that the current level of activity will be sustained or that a more active trading market will develop.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

     The market price of our common stock could be subject to significant fluctuations after this offering and may decline below the price paid. During the past twelve months, the trading price of our common stock on the Nasdaq SmallCap Market ranged from $1.31 per share to $8.00 per share. You may not be able to resell your shares at or above the price paid to acquire our common stock. Among the factors that could affect our stock price are:

     -    our operating and financial performance and prospects;

     - quarterly variations in the rate of growth of our financial indicators, such as earnings per share, net income and revenues;

     -    changes in revenue or earnings estimates;

     -    speculation in the press or investment community;

     - sales of our common stock by stockholders, including the selling stockholders;

     -    fluctuations in oil and gas prices;

     -    general market conditions; and

     - U.S. and international economic, legal and regulatory factors unrelated to our performance.

     The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Because there is a small public float in our common stock and it is, and historically has been, thinly traded, sales of small amounts of common stock in the public market could materially adversely affect the market price for our common stock.

WE HAVE NO PLANS TO PAY DIVIDENDS ON OUR COMMON STOCK, SO STOCKHOLDERS MAY NOT RECEIVE FUNDS WITHOUT SELLING THEIR COMMON STOCK.

     We have no plans to pay dividends on our common stock. We generally intend to invest our future earnings, if any, for general corporate purposes and working capital needs. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our board of directors deems relevant. Accordingly, investors may have to sell some or all of their common stock in order to realize any return from their investment. Investors may not realize any return on their investment when they sell our common stock and may lose the entire amount of the investment.

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     Certain of the statements included in this prospectus, including those regarding future financial performance or results or that are not historical facts, are "forward-looking" statements as that term is defined in Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The words "expect," "plan," "believe," "anticipate," "project," "estimate," and similar expressions are intended to identify forward-looking statements. We caution readers that these statements are not guarantees of future performance or events and such statements involve risks and uncertainties that may cause actual results and outcomes to differ materially from those indicated in forward-looking statements. Some of the important factors, risks and uncertainties that could cause actual results to vary from forward-looking statements include:

     -    the level of utilization of our pipelines;

     -    availability and cost of capital;

     - actions or inactions of third party operators for properties where we have an interest;

     -    the risks associated with exploration;

     -    the level of production from oil and gas properties;

     -    gas and oil price volatility;

     - uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

     -    regulatory developments; and

     -    general economic conditions.

     Additional factors that could cause actual results to differ materially from those indicated in the forward-looking statements are discussed under the caption "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us, which attempt to advise interested parties of the additional factors, which may affect our business.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-3 and related exhibits with the SEC under the Securities Act with respect to the securities offered by this prospectus. In this prospectus, we refer to that registration statement, together with all amendments, exhibits and schedules to that registration statement, as "the registration statement."

     As is permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits some information, exhibits, schedules and undertakings set forth in the registration statement. For further information with respect to us, and the securities offered by this prospectus, please refer to the registration statement. You may inspect the registration statement and exhibits without charge and obtain copies from the SEC at the location below.

     We file current reports, quarterly reports, annual reports, proxy statements and other documents with the SEC. You may read and copy those reports, proxy statements and other documents we file at the SEC's Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-732-0330. You may also obtain copies of these reports, proxy statements and other documents at the SEC's website, the address of which is http://www.sec.gov.

     Alternatively, you may request a copy of our filings, which we will provide at no cost, by writing to our Corporate Secretary at the following address:

                           Blue Dolphin Energy Company
                             801 Travis, Suite 2100
                              Houston, Texas 77002
                            Attn: Corporate Secretary

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have previously been filed by us with the SEC under the Exchange Act are incorporated herein by reference:

     (1) Our annual report on Form 10-KSB filed with the SEC on March 30, 2006 for the fiscal year ended December 31, 2005;

     (2) Our quarterly report on Form 10-QSB filed with the SEC on May 15, 2006 for the quarter ended March 31, 2006;

     (3) Our current reports on Form 8-K filed on March 13, 2006, April 3, 2006 and May 1, 2006; and

     (4) The description of our common stock contained in our Form 8-K, filed June 5, 2000, including any amendments or reports filed to update the description.

     In addition, we incorporate by reference any future filings we make pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed) after the date of the registration statement of which this prospectus is a part and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     This prospectus incorporates documents by reference that are not delivered herewith. Copies of these documents, other than the exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to the Corporate Secretary of Blue Dolphin Energy Company at 801 Travis, Suite 2100, Houston, Texas 77002, or at (713) 227-7660.

                 PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

     On March 8, 2006, we entered into a Stock Purchase Agreement with certain investors named therein for the private placement of 1,171,432 shares of our common stock, at a purchase price of $1.75 per share for an aggregate offering price of $2,050,000. In connection with this offering, we issued warrants to purchase 8,572 shares of our common stock pursuant to the terms and conditions of the Placement Agency Agreement between us and Starlight Investments, LLC dated May 27, 2005 (the "Placement Agency Agreement"). In addition, on April 28, 2006, we entered into another Stock Purchase Agreement with an institutional investor for the private placement of 400,000 shares of our common stock at a purchase price of $4.90 per share for an aggregate offering price of $1,960,000. In connection with this offering, we issued warrants to purchase 24,000 shares of our common stock pursuant to the terms and conditions of the Placement Agency Agreement.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the resale of the shares of common stock, including the resale of shares of common stock issuable upon exercise of the warrants.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the selling stockholders' ownership of our common stock as of May 8, 2006, and as adjusted to reflect the assumed sale by the selling stockholders of all of our common stock owned by the selling stockholders in this offering.

                                             SHARES OF COMMON STOCK                   SHARES OF COMMON STOCK
                                               BENEFICIALLY OWNED                       BENEFICIALLY OWNED
                                               BEFORE THE OFFERING                    AFTER THE OFFERING (1)
                                            ------------------------                  ----------------------
                                                          PERCENTAGE     NUMBER                   PERCENTAGE
                                                           OF TOTAL    OF SHARES                   OF TOTAL
                                              NUMBER        VOTING       BEING          NUMBER      VOTING
          SELLING STOCKHOLDER               OF SHARES     POWER (2)     OFFERED       OF SHARES   POWER (2)
-----------------------------------------   ---------     ----------   ---------      ---------   ----------
Hudson Bay Fund, LP (3) .................    542,848         4.7%        542,858            --          *
Spencer Energy AS (4) ...................    286,858         2.5%        286,858            --          *
Spencer Finance Corporation (4) .........    555,885         4.8%        256,000       299,885       2.5%
Gilbo Invest AS (5) .....................    207,038         1.8%        171,429        35,609          *
Osler Holding Limited (6) ...............    406,758         3.5%        142,858       263,900       2.2%
Don Fogel ...............................    114,286         1.0%        114,286            --          *
SIBEX Capital Fund Inc. (7) .............     57,143            *         57,143            --          *
Blue Dolphin Services 401K ..............     30,000            *         30,000            --          *
Lane Capital Markets, LLC (8) ...........     32,673            *         19,886        12,787          *
Michael J. Jacobson .....................     92,742            *         12,968(9)     79,774          *
Andrew J. Martin (10) ...................      7,560            *          7,560            --          *
Gregory W. Starks .......................     36,247            *          7,124(11)    29,123          *
Laurence N. Benz (12) ...................     50,473            *          6,033(13)    44,440          *
Michael S. Chadwick (12) ................      6,033            *          6,033(13)        --          *
Harris A. Kaffie (12) ...................    813,040            *          6,033(13)   807,007       6.5%
F. Gardner Parker (12) ..................    147,846            *          6,033(13)   141,813       1.2%
James M. Trimble (12) ...................      6,033            *          6,033(13)        --          *
Alvin Childs ............................     57,266                       5,386(14)    51,880          *
Ivar Siem (12) ..........................    635,145            *          4,819(15)   630,326       5.2%
Amerifund Capital Groups, LLC (16) ......     11,417            *          3,857         7,560          *
Bryan Emerson (17) ......................      1,135            *          1,135            --          *
TOTAL: ..................................                              1,694,327

----------
*    Represents less than 1%.

(1) Assumes the sale of all shares that may be sold by that individual selling stockholder under this prospectus.

(2) Based upon 11,547,849 shares of common stock issued and outstanding as of May 8, 2006.

(3) Yoav Roth and John Doscas, Principal and Portfolio Manager and President, respectively, of Hudson Bay Fund, LP exercise voting and investment authority over the shares held by this selling stockholder.

(4) Arne Blystad and Viggo Leisner, control persons of both Spencer Energy AS and Spence Finance Corporation, exercise voting and investment authority over the shares held by these selling stockholders.

(5) Dr. Bjorn Gilbo, Chairman of the Board of Gilbo Invest AS, exercises voting and investment authority over the shares held by this selling stockholder.

(6) Michael J. Delouche, as attorney-in-fact for Osler Holdings Limited, exercises voting and investment authority over the shares held by this selling stockholder.

(7) Viacheslav I. Chebotarevich and Oleg S. Krasnoshchek, President and Vice President, respectively, of SIBEX Capital Fund Inc. exercise voting and investment authority over the shares held by this selling stockholder.

(8) Ryan M. Lane and John D. Lane, Partner and Managing Partner, respectively, of Lane Capital Markets, LLC, exercises voting and investment authority over the shares held by this selling stockholder. Includes 19,866 shares issuable upon exercise of warrants granted pursuant to the Placement Agency Agreement.

(9) Mr. Jacobson is our President. Consists of 12,968 shares of common stock in the Blue Dolphin Services Co. 401K Plan.

(10) Includes 7,580 shares issuable upon exercise of warrants granted pursuant to the Placement Agency Agreement.

(11) Mr. Starks is our Treasurer. Consists of 7,124 shares of common stock in the Blue Dolphin Services Co. 401K Plan.

(12) Member of our Board of Directors.

(13) Consists of 6,033 shares of common stock.

(14) Consists of 5,386 shares of common stock in the Blue Dolphin Services Co. 401K Plan.

(15) Mr. Siem is our Chairman of the Board and Chief Executive Officer. Consists of 292 shares of common stock and 4,527 shares of common stock in the Blue Dolphin Services Co. 401K Plan.

(16) Andrew J. Martin, Managing Partner of Amerifund Capital Groups, LLC, exercises voting and investment authority over the shares held by this selling stockholder. Includes 3,857 shares issuable upon exercise of warrants granted pursuant to the Placement Agency Agreement.

(17) Includes 1,135 shares issuable upon exercise of warrants granted pursuant to the Placement Agency Agreement.

                              PLAN OF DISTRIBUTION

     The selling stockholders, including some of their transferees who may later hold their interest in the shares of our common stock covered by this prospectus and who are otherwise entitled to resell their shares using this prospectus, may sell the securities covered by this prospectus from time to time in any legal manner selected by the selling stockholders, including directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The selling stockholders may act independently of us in making decisions with respect to the pricing, timing, manner and size of each sale of securities covered by this prospectus.

     The selling stockholders have advised us that the shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices. These sales may be effected at various times in one or more transactions, which may include:

     - ordinary brokers' transactions and transactions in which the broker-dealer solicits purchasers;

     - transactions involving cross or block trades or otherwise on the Nasdaq SmallCap Market or in the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded;

     - transactions otherwise than on the NASDAQ SmallCap Market or in the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded;

     - transactions in which brokers, dealers or underwriters purchase the shares for resale;

     - transactions "at the market" to or through market makers of our securities or into an existing market for our securities;

     - transactions not involving market makers or established trading markets, including direct sales of the securities to purchasers or sales through agents;

     -    privately negotiated transactions;

     - block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    short sales;

     -    a combination of any such methods of sale; or

     -    any other method permitted pursuant to applicable law.

     In addition, the selling stockholders may also enter into hedging and/or other monetization transactions. For example, the selling stockholders may:

     - enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of our securities under this prospectus, in which case the other party may use our securities received from the selling stockholders to close out any short positions;

     - itself sell short our securities under this prospectus and use our securities held by it to close out any short positions;

     - engage in short sales against the box (i.e. when the seller owns securities that are the same as, or substantially identical to, securities borrowed and sold short), puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades;

     - enter into options, forward contracts or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, our securities to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer our securities under this prospectus; or

     - loan or pledge our securities to a broker-dealer or client of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus.

     To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any broker-dealer or agent regarding the sale of securities by the selling stockholders. To the extent required, the securities to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement filed with the SEC under Rule 424(b) under the Securities Act or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. The selling stockholders may sell any or all of our securities offered by it pursuant to this prospectus. In addition, there can be no assurance that the selling stockholders will not transfer the securities by other means not described in this prospectus.

     The selling stockholders also may transfer the securities as a gift, pledge or other non-sale related transfer, in which case the donees, pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the securities from time to time under this prospectus after we have filed a supplement or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the donee, pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     There can be no assurance that the selling stockholders will sell all or any of the securities pursuant to this prospectus. In addition, any securities covered by this prospectus that qualifies for sale pursuant to an exemption from the registration requirements of the Securities Act may be sold pursuant to that exemption, including sales under Rule 144 (subject to the terms of the registration rights agreement), rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules and regulations thereunder relating to stock manipulation, including without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market making activities with respect to the securities being distributed. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

     The selling stockholders and any broker-dealers who act in connection with the sale of securities hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and any profit on the resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act. If any selling stockholder is deemed to be an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq SmallCap Market pursuant to Rule 153 under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters in connection with the securities offered hereby by us will be passed on by Porter & Hedges, LLP, Houston, Texas. Any underwriters will be advised by their own legal counsel.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB of Blue Dolphin Energy Company for the year ended December 31, 2005 have been so incorporated in reliance on the report of UHY Mann Frankfort Stein & Lipp CPAs, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

================================================================================

                           BLUE DOLPHIN ENERGY COMPANY

                        1,694,327 SHARES OF COMMON STOCK

                                   ----------

                                   PROSPECTUS

                                   ----------

                               _____________, 2006

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee.......   $ 1,021
Accounting fees and expenses..............................   $ 5,000
Legal fees and expenses...................................   $20,000
Printing and engraving expenses...........................   $ 2,000
Miscellaneous.............................................   $ 3,270
                                                             -------
   Total..................................................   $31,291
                                                             =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Blue Dolphin is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of Title 8 of the Delaware General Corporation Law gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Blue Dolphin's amended and restated certificate of incorporation and bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law. If we enter into an underwriting agreement, it shall also provide for the indemnification of the directors and officers in certain circumstances.

     All of Blue Dolphin's directors and officers are covered by insurance policies maintained by Blue Dolphin against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 16. EXHIBITS.

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
3.1           Amended and Restated Certificate of Incorporation of the Company
              (Incorporated herein by reference from Exhibit A to the Definitive
              Proxy Statement of the Company as filed with the SEC on October
              13, 2004 (Commission File No. 000-15905)).

3.2 Amended and Restated Bylaws of the Company (Incorporated herein by reference from Exhibit 3.1 to the Quarterly Report on Form 10Q-SB of the Company as filed with the SEC on August 23, 2004
              (Commission File No. 000-15905)).

4.1 Specimen Certificate of Common Stock (Incorporated herein by reference from Exhibits filed in connection with the Form 10-K of Blue Dolphin Energy Company for the year ended December 31, 1989, filed with the SEC on March 30, 1990 (Commission File No.
              000-15905)).

*5.1          Opinion of Porter & Hedges, LLP

10.1          Form of Stock Purchase Agreement between Blue Dolphin Energy
              Company and Osler Holdings Limited, Gilbo Invest AS, Spencer
              Energy AS, Spencer Finance Corp., Hudson Bay Fund, LP, Don Fogel and SIBEX Capital Fund, Inc., dated March 8, 2006 (Incorporated herein by reference from Exhibit 10.10 to the Form 10-K of Blue
              Dolphin Energy Company for the year ended December 31, 2005, filed with the SEC on March 30, 2006 (Commission File No. 000-15905)).

10.2          Placement Agency Agreement between Blue Dolphin Energy Company and
              Starlight Investment, LLC, dated May 27, 2005 (Incorporated herein by reference from Exhibit 10.9 to the Form 10-K of Blue Dolphin
              Energy Company for the year ended December 31, 2005, filed with the SEC on March 30, 2006 (Commission File No. 000-15905)).

*10.3         Stock Purchase Agreement between Blue Dolphin Energy Company and
              Hudson Bay Fund, LP, dated April 28, 2006.

*23.1         Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.

*23.2         Consent of Porter & Hedges, LLP (included in Exhibit 5.1).

*24.1         Power of Attorney (included on the signature page hereto).

----------
*    Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effect amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     provided, however, that paragraphs (1)(i), (1)(ii) and (i)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter) that is part of the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               (i) If the registrant is relying on Rule 430B:

               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

               (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on the 15th day of May, 2006.

                                        BLUE DOLPHIN ENERGY COMPANY


                                        By: /s/ Ivar Siem
                                            ------------------------------------
                                            Ivar Siem
                                            Chairman of the Board and
                                            Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below, constitutes and appoints Michael J. Jacobson and Gregory W. Starks and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Blue Dolphin Energy Company to comply with the Securities Act of 1933, as amended (the "Securities Act") and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on FormS-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                    TITLE                          DATE
             ---------                                    -----                          ----


/s/ Ivar Siem                         Chairman                                       May 15, 2006
-----------------------------------   (Principal Executive Officer)
Ivar Siem


/s/ Michael J. Jacobson               President                                      May 15, 2006
-----------------------------------
Michael J. Jacobson


/s/ Gregory W. Starks                 Treasurer                                      May 15, 2006
-----------------------------------   (Principal Accounting and Financial Officer)
Gregory W. Starks


/s/ Laurence N. Benz                  Director                                       May 15, 2006
-----------------------------------
Laurence N. Benz


/s/ Harris A. Kaffie                  Director                                       May 15, 2006
-----------------------------------
Harris A. Kaffie


/s/ Michael S. Chadwick               Director                                       May 15, 2006
-----------------------------------
Michael S. Chadwick


/s/ James M. Trimble                  Director                                       May 15, 2006
-----------------------------------
James M. Trimble


/s/ F. Gardner Parker                 Director                                       May 15, 2006
-----------------------------------
F. Gardner Parker

                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
3.1           Amended and Restated Certificate of Incorporation of the Company
              (Incorporated herein by reference from Exhibit A to the Definitive
              Proxy Statement of the Company as filed with the SEC on October
              13, 2004 (Commission File No. 000-15905)).

3.2 Amended and Restated Bylaws of the Company (Incorporated herein by reference from Exhibit 3.1 to the Quarterly Report on Form 10Q-SB of the Company as filed with the SEC on August 23, 2004
              (Commission File No. 000-15905)).

4.1 Specimen Certificate of Common Stock (Incorporated herein by reference from Exhibits filed in connection with the Form 10-K of Blue Dolphin Energy Company for the year ended December 31, 1989, filed with the SEC on March 30, 1990 (Commission File No.
              000-15905)).

*5.1          Opinion of Porter & Hedges, LLP

10.1          Form of Stock Purchase Agreement between Blue Dolphin Energy
              Company and Osler Holdings Limited, Gilbo Invest AS, Spencer
              Energy AS, Spencer Finance Corp., Hudson Bay Fund, LP, Don Fogel and SIBEX Capital Fund, Inc., dated March 8, 2006 (Incorporated herein by reference from Exhibit 10.10 to the Form 10-K of Blue
              Dolphin Energy Company for the year ended December 31, 2005, filed with the SEC on March 30, 2006 (Commission File No. 000-15905)).

10.2          Placement Agency Agreement between Blue Dolphin Energy Company and
              Starlight Investment, LLC, dated May 27, 2005 (Incorporated herein by reference from Exhibit 10.9 to the Form 10-K of Blue Dolphin
              Energy Company for the year ended December 31, 2005, filed with the SEC on March 30, 2006 (Commission File No. 000-15905)).

*10.3         Stock Purchase Agreement between Blue Dolphin Energy Company and
              Hudson Bay Fund, LP, dated April 28, 2006.

*23.1         Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.

*23.2         Consent of Porter & Hedges, LLP (included in Exhibit 5.1).

*24.1         Power of Attorney (included on the signature page hereto).

----------
*    Filed herewith.